Exhibit 99.1 Press Release

PRESS RELEASE	FOR IMMEDIATE RELEASE

August 22, 2007

CHDT Management to Host Conference Call to Discuss Quarterly Results and New Product Orders at 11:00 AM EDT Today, Wednesday, August 22, 2007

Deerfield Bch, FL -- CHDT Corp. (OTCBB:CHDO.OB), a Florida corporation, announced today that its wholly-owned subsidiary, Capstone Industries, has received orders from two major U.S. mass retailers for 19 Capstone consumer products. The orders are scheduled to be delivered in the third and fourth calendar quarters of 2007. Capstone Industries believes that this new order validates Capstone Industries’ expanded booklight marketing campaign in 2006, including the offering of private label branding along with Capstone branded consumer products. One the mass retailers is opting for private labeling while the other is opting for Capstone branding for the products.

“The introduction of 11 new product designs, the offering of private label capability for our products and our efforts to grow the book light products were key, in our opinion, to this order from the two major U.S. mass retailers, “ said Oscar Martinez ,VP Sales of Capstone Industries. “The implementation of year-round product placement, instead of marketing for seasonal orders, is the company’s goal for all of its products and is key to our revenue growth strategy,” added Mr. Martinez.

“These two U.S. mass retailers were the first to be presented our new and expanded 2007/2008 line of book lights, task lights, and novelty lights. We are pleased that our on-going sales efforts scored this early sales success,” said Reid Goldstein, President of Capstone Industries.

WebCast: CHDT will host a call today, Wednesday, August 22, 2007, at 11:00 AM Eastern Time. To participate in the conference call, dial (712) 432-9998 and use access code 750082#. A Web Cast replay of the call will be archived and available on the Company's website at www.chdtcorp.com.

About China Direct: China Direct (http://www.chdt.us) is a holding company engaged through it’s operating subsidiaries in the following business lines: Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products; and Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials. Reference of URL’s in this press release does not incorporate said URL’s or any of their contents in this press release.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, new product distribution efforts, anticipated success or basis for optimism about the potential of new business expansion efforts, product potential or financial performance. The fact that CHDT seeks or consummates investments in or acquisitions of other companies or undertakes new business development efforts does not mean that such transactions or efforts will favorably affect CHDT's business or financial conditions -- in general or as forecasted. New orders for products does not necessarily mean that additional orders will follow or that such orders will significantly or favorably affect CHDT financial results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-

looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's SEC Filings.

Contact:

Rich Schineller

rich@prmgt.com